Exhibit 99.1

                    Certification of Chief Executive Officer

                                 IBX GROUP, INC.

This certification is being furnished to the Securities and Exchange Commission solely in connection with Section 1350 of Chapter 63 of title 18, United States Code, "Failure of corporate officers to certify financial reports", and is not being filed as part of IBX Group, Inc.'s Form 10-QSB for the quarterly period ended June 30, 2002 accompanying this certification.

I, Evan Brovenick, Chairman and Chief Executive Officer of IBX Group, Inc., certify that IBX Group, Inc.'s Form 10-QSB for the quarterly period ended June 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of IBX Group, Inc.

Date: November 14, 2002                 IBX GROUP, INC.

                                        By: /s/ Evan Brovenick
                                        Evan Brovenick, Chairman and
                                        Chief Executive Officer